Exhibit 10.2
Execution Version
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of July 1, 2011, and is made by and among ARMSTRONG COAL COMPANY, INC., a Delaware corporation, ARMSTRONG LAND COMPANY, LLC, a Delaware limited liability company, WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company, WESTERN DIAMOND LLC, a Nevada limited liability company, WESTERN LAND COMPANY, LLC, a Kentucky limited liability company, and ELK CREEK, L.P., a Delaware limited partnership (each a “Borrower” and collectively, the “Borrowers”), the GUARANTORS PARTY HERETO (individually a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, the “Loan Parties”), the FINANCIAL INSTITUTIONS PARTY HERETO (individually a “Lender” and collectively, the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS:
     WHEREAS, the Loan Parties, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 9, 2011 (the “Credit Agreement”);
     WHEREAS, the Loan Parties desire to conduct certain equity offerings (as described below) and, to facilitate such offerings, will (a) change the name of Armstrong Energy, Inc. to Armstrong Holdings, Inc. (“AH”); (b) convert Armstrong Land Company, LLC from a limited liability company to a corporation, and in connection therewith, change the name of Armstrong Land Company, LLC to Armstrong Energy, Inc. (“AE”) and issue stock from the resulting corporation in exchange for the prior membership interests of Armstrong Land Company, LLC (such actions are collectively referred to as the “2011 Conversion”); and (c) merge Armstrong Resources Holdings, LLC into AH;
     WHEREAS, AE may sell additional equity in AE pursuant to private placement(s) (the “AE Equity Offering”);
     WHEREAS, Elk Creek L.P. may sell additional equity in Elk Creek L.P. pursuant to private placement(s) (the “Elk Creek Equity Offering”);
     WHEREAS, to permit the foregoing transactions and to modify certain provisions of the Credit Agreement, the Loan Parties have requested that the Lenders agree to various amendments as set forth herein, and the Lenders have agreed to amend the Credit Agreement as hereinafter provided.
     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, and incorporating the above-defined terms herein, the parties hereto agree as follows:

     1. Recitals; Capitalized Terms. The foregoing recitals are true and correct and incorporated herein by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Credit Agreement.
     2. Amendments to Credit Agreement.
          (a) Amended Definitions. The following definitions are hereby amended and restated as follows:
                    “Fixed Charge Coverage Ratio shall mean the ratio of (a) Consolidated EBIT to (b) Fixed Charges.”
          (b) New Definitions. The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in alphabetical order:
                    “2011 Conversion shall mean the conversion of Armstrong Land Company, LLC from a limited liability company to a corporation, as permitted by the First Amendment.”
                    “AE Equity Offering shall mean the issuance of equity out of Armstrong Energy, Inc. pursuant to a private placement(s), as permitted by the First Amendment.”
                    “Auditor’s Report shall have the meaning ascribed to such term in Section 8.3.2 [Annual Financial Statements].”
                    “Consolidated EBIT for any period of determination shall mean Consolidated EBITDA less depreciation, depletion and amortization.”
                    “Elk Creek Equity Offering shall mean the issuance of equity out of Elk Creek L.P. pursuant to a private placement(s), as permitted by the First Amendment.”
                    “First Amendment shall mean that certain First Amendment to this Agreement dated as of July 1, 2011.”
                    “First Amendment Effective Date shall mean July 1, 2011.”
          (c) Amendment to Schedule 1.1(A) to the Credit Agreement [Pricing Grid] of the Credit Agreement. Schedule 1.1(A) to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.1(A) to this Amendment and any change in pricing shall be effective as of the First Amendment Effective Date.
          (d) Updated Schedule 1.1(R) to the Credit Agreement. Schedule 1.1(R) to the Credit Agreement is hereby deleted in its entirety and replaced with the corresponding Schedule attached to and made part of this Amendment.
          (e) Amendment to Section 3.2 of the Credit Agreement [Nature of Term Lenders’ Obligations with Respect to Term Loans; Repayment Terms]. Section 3.2 is hereby amended and restated as follows:

                    “3.2 Nature of Term Lenders’ Obligations with Respect to Term Loans; Repayment Terms. The obligations of each Term Lender to make Term Loans to the Term Borrowers shall be in the proportion that such Term Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Term Lenders to the Term Borrowers, but each Term Lender’s Term Loan to the Term Borrowers shall never exceed its Term Loan Commitment. The failure of any Term Lender to make a Term Loan shall not relieve any other Term Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Term Lender hereunder. The Term Lenders shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Term Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. Principal on the Term Loans shall be paid quarterly on each Payment Date, commencing January 1, 2012, in a principal amount equal to 5.0% of the outstanding principal balance of the Term Loans as of December 31, 2011 with the entire remaining principal balance and any outstanding interest payable on the Maturity Date, unless otherwise accelerated pursuant to the terms of this Agreement.”
     (f) Amendment to Section 5.7.4 of the Credit Agreement [Issuance of Equity]. Section 5.7.4 is hereby amended and restated as follows:
                    “5.7.4 Issuance of Equity. Within five (5) Business Days of any issuance or sale of equity by any Borrower (other than issuances pursuant to subsection (a), (b) and (c) of Section 8.2.12 [Issuance of Stock] of this Agreement), the Borrowers shall make a mandatory prepayment of principal on the Term Loans equal to the Net Cash Proceeds, together with accrued interest on such principal amount. Notwithstanding the foregoing, the mandatory prepayment of principal on the Term Loans with respect to the Net Cash Proceeds obtained in connection with any AE Equity Offering or Elk Creek Equity Offering occurring prior to December 31, 2011 shall be equal to the higher of (i) all Net Cash Proceeds up to $40,000,000 in the aggregate, or (ii) 50% of such Net Cash Proceeds in the aggregate. All prepayments pursuant to this Section 5.7.4 shall be applied to payment in full of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.”
     (g) Amendment to Section 8.1.11(ii) of the Credit Agreement [Collateral and Additional Collateral (Including As-Extracted Collateral); Execution and Delivery of Additional and Ancillary Security Documents]. The first sentence of Section 8.1.11(ii) is hereby amended and restated as follows:
                    “(ii) Without limiting the generality of the foregoing, each applicable Loan Party which owns or leases any real property shall execute and deliver any and all Mortgages substantially in the form of Exhibit 1.1(M) hereof, other Mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto and Ancillary Security Documents reasonably requested by the Agent to grant a first priority Lien (subject only to Permitted Liens), and with respect to any leased Real Property, any lessor consents that the Administrative Agent reasonably requests, in such Loan Party’s interest in such real property in favor of the Administrative Agent, for the ratable benefit of the

Lenders, as security for the Obligations; provided that, with respect to any real estate (whether fee or leasehold) acquired after the Closing Date, such Mortgages and other documents and instruments shall be executed and delivered (a) within thirty (30) days after the First Amendment Effective Date, for those properties acquired prior to the date of the First Amendment and (b) within thirty (30) days after the end of each fiscal quarter, for properties acquired by the Loan Parties during such fiscal quarter.”
     All other provisions in Section 8.1.11(ii) shall remain unchanged.
     (h) Amendment to Section 8.2.12 of the Credit Agreement [Issuance of Stock]. Section 8.2.12 is hereby amended and restated in its entirety as follows:
                    “8.2.12 Issuance of Stock. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock, membership interests, partnership interests or any options, warrants or other rights in respect thereof, except (a) in connection with compensation, benefit plans or incentive plans for employees or officers, (b) issuances of stock or interests in Loan Parties to other Loan Parties; (c) in connection with: (i) the exchange of equity interests in Armstrong Land Company, LLC or Elk Creek, L.P. for the minority equity interests held as of the Closing Date in Armstrong Resources Holdings, LLC, Armstrong Land Company, LLC and Armstrong Energy, Inc; or (ii) the purchase of additional equity by the Yorktown Parties or other existing owners of Armstrong Land Company, LLC or Elk Creek L.P.; (d) the conversion of membership interests into capital stock in connection with the 2011 Conversion or (e) the sale of equity in AE and Elk Creek, L.P. in connection with the AE Equity Offerings or Elk Creek Equity Offerings, respectively.”
     (i) Amendment to Section 8.2.14 of the Credit Agreement [Minimum Fixed Charge Coverage Ratio]. Section 8.2.14 is hereby amended and restated in its entirety as follows:
                    “8.2.14 Minimum Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio of the Loan Parties, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than (a) 1.05 to 1.00 for the fiscal quarter ending March 31, 2012 through the fiscal quarter ending December 31, 2012, and (b) 1.25 to 1.00 for the fiscal quarter ending March 31, 2013 and each fiscal quarter thereafter.”
     (j) Amendment to Section 8.2.15 of the Credit Agreement [Maximum Leverage Ratio]. Section 8.2.15 is hereby amended and restated in its entirety as follows:

                    “8.2.15 Maximum Leverage Ratio. The Loan Parties shall not at any time permit the Leverage Ratio of the Loan Parties to exceed the ratio set forth below for the periods specified below:

Fiscal Quarter Ending	Maximum Ratio
June 30, 2011	5.00 to 1.00
September 30, 2011*	4.75 to 1.00
December 31, 2011	3.50 to 1.00
March 31, 2012	3.25 to 1.00
June 30, 2012	2.75 to 1.00
September 30, 2012	2.75 to 1.00
December 31, 2012 and each fiscal quarter thereafter	2.50 to 1.00

*	Notwithstanding the above, the maximum permitted Leverage Ratio as tested on September 30, 2011 shall be reduced by 0.25 for every $10,000,000 of Net Cash Proceeds received from AE Equity Offerings and Elk Creek Equity Offerings occurring prior to December 31, 2011 but in no event will such Leverage Ratio be reduced to less than 3.50 to 1.00.”
          (k) Amendment to Section 8.2.16 of the Credit Agreement [Minimum Consolidated EBITDA]. Section 8.2.16 is hereby amended and restated in its entirety as follows:
     “8.2.16 Minimum Consolidated EBITDA. The Loan Parties shall not at any time permit Consolidated EBITDA of the Loan Parties to be less than the following amounts during the following periods:

Period	Minimum Amount
June 30, 2011 for the two fiscal quarters then ending	$14,000,000
September 30, 2011 for the three fiscal quarters then ending	$27,500,000
December 31, 2011 for the four fiscal quarters then ending	$40,000,000

     (l) Amendment to Section 8.3.1 [Monthly Financial Statements] and Section 8.3.2 [Annual Financial Statements] of the Credit Agreement. Sections 8.3.1 and 8.3.2 are hereby amended and restated in their entirety as follows:
                    “8.3.1 Monthly Financial Statements. As soon as available and in any event within thirty (30) calendar days after the end of each of each calendar month, (i) financial statements of the Loan Parties, consisting of a consolidated balance sheet as of the end of such month and related consolidated statements of income, stockholders’ equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, or (ii) in lieu of the foregoing, upon the occurrence of the AE Equity Offering and the Elk Creek Equity Offering (in which case the monthly financial statements will no longer be provided for all Loan Parties on a consolidated basis), (1) financial statements of Armstrong Energy, Inc. and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such month and related consolidated statements of income, stockholders’ equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year; (2) financial statements of Elk Creek L.P. and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such month and related consolidated statements of income, stockholders’ equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year; and (3) combined financial statements of Armstrong Energy, Inc. and its Subsidiaries and Elk Creek L.P. and its Subsidiaries, consisting of combined balance sheet of Armstrong Energy, Inc. and its Subsidiaries and Elk Creek L.P. and its Subsidiaries as of the end of such month and related combined statements of income, stockholders’ equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year; provided that there shall be separate columns (all in reasonable detail, certified by the authorized officers subject to normal year-end audit adjustments and presented in a similar fashion as if the financial statements were audited) for (w) Armstrong Energy, Inc. and its Subsidiaries, (x) Elk Creek L.P. and its Subsidiaries, (y) affiliate elimination entries and (z) a column representing the combined sum of items (w) and (x) taking into account the affiliate elimination entries described in item (y), above.

                    8.3.2 Annual Financial Statements. As soon as available and in any event within 135 days of the end of the 2010 fiscal year and 120 days after the end of each fiscal year thereafter of the Loan Parties, (i) financial statements of each Loan Party consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and, with respect to the consolidated financial statements, certified by Ernst & Young or another independent certified public accountants reasonably satisfactory to the Administrative Agent and delivered together with any management letters of such accountants addressed to any Borrower. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents or (ii) in lieu of the foregoing, upon the occurrence of the AE Equity Offering and the Elk Creek Equity Offering (in which case the annual financial statements will no longer be audited for all Loan Parties on a consolidated basis), (1) financial statements of Armstrong Energy, Inc. and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and, and, with respect to the consolidated financial statements, certified by Ernst & Young or another independent certified public accountants reasonably satisfactory to the Administrative Agent and delivered together with any management letters of such accountants addressed to any Borrower; (2) financial statements of Elk Creek L.P. and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and, and, with respect to the consolidated financial statements, certified by Ernst & Young or another independent certified public accountants reasonably satisfactory to the Administrative Agent and delivered together with any management letters of such accountants addressed to any Borrower (and such certificate or report of accountants referred to in item (1) and (2), above, shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents); and (3) combined financial statements of Armstrong Energy, Inc. and its Subsidiaries and Elk Creek L.P. and its Subsidiaries, consisting of combined balance sheet of Armstrong Energy, Inc. and its Subsidiaries and Elk Creek L.P. and its Subsidiariesas, of the end of such fiscal year, and related combined statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year; provided that there shall be separate columns (all in reasonable detail, certified by the authorized officers subject to normal year-end audit adjustments and presented in a similar fashion as if the financial statements were audited) for (w) Armstrong Energy, Inc. and its Subsidiaries, (x) Elk Creek L.P. and its Subsidiaries, (y) affiliate elimination entries and (z) a column representing the combined sum of items (w) and (x) taking into account the affiliate elimination entries described in item (y), above; provided further that the Loan Parties shall be required to deliver a formal auditor’s report in connection with the combined financial statements in form and substance acceptable to the Administrative Agent, to be performed by an independent auditor acceptable to the Administrative Agent (the “Auditor’s Report”). The Auditor’s Report shall set forth the agreed upon procedures, acceptable in to the Administrative Agent, and the type and extent of such agreed upon procedures performed shall be acceptable to the Administrative Agent.”
     (m) Amendment to Section 9.1.10 of the Credit Agreement [Change of Control]. Section 9.1.10 is hereby amended and restated in its entirety as follows:
                    “9.1.10 Change of Control. (i) The Yorktown Parties shall fail to own, directly or indirectly, at least 51% of the voting capital stock, partnership interests and/or member interests in each of the Borrowers; or (ii) to the extent managed by a board of directors or managers, within a period of twelve (12) consecutive calendar months, individuals who were directors or managers of any Borrower on the first day of such period shall cease to constitute a majority of the board of directors or board of managers of such Borrowers (except in connection with the AE Equity Offerings or Elk Creek Equity Offerings occuring on or before December 31, 2011).”
     3. Certain Corporate Changes. The Credit Agreement shall be amended as follows:
          (i) Upon Armstrong Energy, Inc. changing its name to Armstrong Holdings, Inc., all references in the Credit Agreement which originally referred to “Armstrong Energy, Inc.” shall hereafter refer to “Armstrong Holdings, Inc.”; and
          (ii) Upon Armstrong Land Company, LLC. changing its name to Armstrong Energy, Inc., all references in the Credit Agreement which originally referred to “Armstrong Land Company, LLC” or “Armstrong Land” shall hereafter refer to “Armstrong Energy, Inc.”
     4. Conditions to Effectiveness. The amendments contained in this Amendment shall become effective upon satisfaction of each of the following conditions being satisfied to the satisfaction of the Administrative Agent:
          (a) Execution and Delivery of this Amendment. The Borrowers, the Guarantors, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.
          (b) Officer’s Certificate. There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate, dated the date hereof and signed by an Authorized Officer certifying that (w) all representations and warranties of the Loan Parties set forth in the Credit Agreement are true and correct, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, and (y) no Event of Default or Potential Default exists.
     (c) Secretary’s Certificate. There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate, dated the date hereof and signed by the Secretary, an Assistant Secretary or Authorized Officer of each Loan Party, certifying as appropriate as to:
     (i) all action taken by such party in connection with this Amendment and the other documents executed and delivered in connection herewith, together with authorizing resolutions on behalf of each of the Loan Parties evidencing same;
     (ii) the names of the officer or officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Loan Parties for purposes of the Loan Documents and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and
     (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation and limited liability company agreement, in each case as in effect on the date hereof, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Loan Party in each state where organized or qualified to do business; provided, however, that the Loan Parties may, in lieu of delivering copies of the foregoing organizational documents and good standing certificates, certify that the organizational documents and good standing certificates previously delivered by the Loan Parties to the Administrative Agent remain in full force and effect and have not been modified, amended, or rescinded.
     (d) Opinions of Counsel. There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of counsel for the Loan Parties, dated the First Amendment Date, and in form and substance satisfactory to the Administrative Agent and its counsel as to such matters with respect to the transactions contemplated herein as the Administrative Agent may reasonably request.
     (e) Material Adverse Change; Litigation. Each of the Loan Parties shall provide a certificate that represents and warrants to the Administrative Agent and the Lenders that by its execution and delivery hereof to the Administrative Agent, after giving effect to this Amendment and the transactions contemplated herein:
     (i) no Material Adverse Change shall have occurred with respect to the Borrowers or any of the Loan Parties since the Closing Date of the Credit Agreement;

     (ii) no default shall have occurred with respect to any note or credit agreement governing existing indebtedness of the Borrowers or Guarantors as a result of any of the transactions contemplated herein; and
     (iii) there are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Loans Parties’ knowledge, threatened against any of the Loan Parties that could reasonably be expected to result in a Material Adverse Change or relate to any of the transactions contemplated herein.
     (f) Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Amendment by any Loan Party other than such consents, approvals, exemptions, orders or authorizations that have already been obtained.
     (g) Fees. The Borrowers shall have paid to the Administrative Agent any reasonable fees due and payable to the Administrative Agent and the Lenders in connection with this Amendment.
     5. Miscellaneous.
     (a) Representations and Warranties. By its execution and delivery hereof to the Administrative Agent, each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that such Loan Party has duly authorized, executed and delivered this Amendment.
     (b) Full Force and Effect. All provisions of the Credit Agreement remain in full force and effect on and after the date hereof except as expressly amended hereby. The parties do not amend any provisions of the Credit Agreement except as expressly amended hereby.
     (c) Counterparts. This Amendment may be signed in counterparts (by facsimile transmission or otherwise) but all of such counterparts together shall constitute one and the same instrument.
     (d) Incorporation into Credit Agreement. This Amendment (including all Schedules and Exhibits) shall be incorporated into the Credit Agreement by this reference. All representations, warranties, Events of Default and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.
     (e) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles.
     (f) Payment of Fees and Expenses. The Borrowers unconditionally agree to pay and reimburse the Administrative Agent and save the Administrative Agent harmless against liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements of the Administrative Agent, including, without limitation, the reasonable fees and expenses of counsel incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment, any mortgage recording fees and mortgage or recording taxes, and all other documents or instruments to be delivered in connection herewith.
          (g) No Novation. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Borrowers, the Guarantors, each Lender, and the Administrative Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]
     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this First Amendment as of the day and year first above written.
REVOLVER AND TERM BORROWER:

ARMSTRONG COAL COMPANY, INC.
By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President

                         REVOLVER BORROWER AND TERM GUARANTOR:

ARMSTRONG LAND COMPANY, LLC
By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

                            TERM BORROWERS AND REVOLVER GUARANTORS

WESTERN MINERAL DEVELOPMENT, LLC
By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	Manager

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

WESTERN DIAMOND LLC
By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	Manager

WESTERN LAND COMPANY, LLC
By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	Manager

ELK CREEK L.P.
By:	ELK CREEK GP, LLC, as General Partner

By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

REVOLVER AND TERM GUARANTORS:

ARMSTRONG ENERGY, INC.
By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

ARMSTRONG RESOURCES HOLDINGS, LLC
By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

ELK CREEK GP, LLC
By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

ELK CREEK OPERATING GP, LLC
By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

ELK CREEK OPERATING, L.P.
By:	Elk Creek Operating GP, LLC, as General Partner

By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	President and Chief Financial Officer

CERALVO HOLDINGS, LLC
By:	: /s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	Manager

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent
By:	/s/ Dale A. Stein
	Name:	Dale A. Stein
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Ronald M. Calhoun
	Name:	Ronald M. Calhoun
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

UNION BANK, N.A.
By:	/s/ Yangling Joanne Si
	Name:	Yangling Joanne Si
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK
By:	/s/ C. Forrest Tefft
	Name:	C. Forrest Tefft
	Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

REGIONS BANK
By:	/s/ John Holland
	Name:	John Holland
	Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK
By:	/s/ Chad A. Lowe
	Name:	Chad A. Lowe
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

RAYMOND JAMES BANK, FSB
By:	/s/ Garrett McKinnon
	Name:	Garrett McKinnon
	Title:	Senior Vice President

SCHEDULE 1.1(A)
PRICING GRID—
VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

		Letter of Credit	Base Rate	LIBOR Rate
Level	Leverage Ratio	Fee	Spread	Spread
I	Greater than or equal to 4.0 to 1.0	4.75%	3.75%	4.75%

II	Greater than or equal to 3.0 to 1.0 but less than 4.0 to 1.0	4.25%	3.25%	4.25%

III	Greater than or equal to 2.5 to 1.0 but less than 3.0 to 1.0	3.75%	2.75%	3.75%

IV	Greater than or equal to 2.0 to 1.0 but less than 2.5 to 1.0	3.50%	2.50%	3.50%

V	Greater than or equal to 1.5 to 1.0 but less than 2.0 to 1.0	3.25%	2.25%	3.25%

VI	Less than 1.5 to 1.0	3.00%	2.00%	3.00%
     For purposes of determining the Applicable Margin and the Applicable Letter of Credit Fee Rate:
     (a) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be set on the First Amendment Effective Date to the fees and spreads associated with “Level I” pricing and shall remain at such level until the earlier of (i) the delivery of a pro forma Compliance Certificate evidencing the Net Cash Proceeds obtained from the AE Equity Offerings and Elk Creek Equity Offerings, or (ii) the Compliance Certificate for the fiscal quarter ending September 30, 2011.
     (b) The Applicable Margin and the Applicable Letter of Credit Fee Rate shall be recomputed on the earlier of (i) the delivery of a pro forma Compliance Certificate evidencing the Net Cash Proceeds obtained from the AE Equity Offerings and Elk Creek Equity Offerings, or (ii) the Compliance Certificate for the fiscal quarter ending September 30, 2011, and for each fiscal quarter thereafter based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrowers]. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 , then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

     (c) If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

Schedule 1.1(R)
See attached.